SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

(Name and Address of Agent For Service)

(610) 292-6600

(Telephone Number, Including Area Code, of Agent for Service)

Item 3.  Bankruptcy or Receivership.

On December 4, 2003, FAO, Inc. (the “Company”) and its subsidiaries ZB Company, Inc., FAO Schwarz, Inc., The Right Start, Inc. and Targoff-RS, LLC (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 03-13672(JR)). The Debtors filed for bankruptcy protection in order to sell their FAO Schwarz and The Right Start businesses and assets and to liquidate their Zany Brainy business in an orderly manner. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, until the conclusion of the sale or liquidation of all of their businesses and assets. The Company does not expect that any proceeds of such sale or liquidation would be available to its common stockholders, and it has caused its common stock to be delisted from Nasdaq. The Company issued a press release on December 2, 2003 announcing its intention to file for bankruptcy protection within the week. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated December 2, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.

Date: December 4, 2003	/s/ Kendrick F. Royer
Kendrick F. Royer
Senior Vice President